SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of July 25, 2017, is by and among Pollex, Inc., a Nevada corporation (the “Parent”), e-Marine Co., Ltd., a corporation formed under the laws of South Korea (“e-Marine”), and the shareholders of e-Marine named in the signature page hereof (the “e-Marine Shareholders”). Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, as of the date hereof, the e-Marine Shareholders own all of the issued and outstanding shares of e-Marine’s common stock (“e-Marine Shares”).

WHEREAS, the undersigned e-Marine Shareholders have agreed to transfer the e-Marine Shares in exchange (the “Exchange”) for an aggregate of 14,975,000 restricted shares of common stock of the Parent (the “Exchange Shares”).

WHEREAS, the e-Marine Shareholders have agreed to execute a Lock-Up Agreement with respect to the Exchange Shares.

WHEREAS, the Exchange is intended to constitute a reorganization within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization or restructuring provisions as may be available under the Code.

WHEREAS, the Board of Directors of the Parent and the e-Marine Shareholders have determined that it is desirable to effectuate the Exchange.

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency is hereby acknowledged, the Parties hereto intending to be legally bound hereby agree as follows:

ARTICLE I

The Exchange

SECTION 1.01. Exchanges by the Parties. At the Closing (as defined in Section 1.02 below), (i) the e-Marine Shareholders shall sell, transfer, convey, assign and deliver to the Parent, the e-Marine Shares, free and clear of all Liens, and (ii) the Parent shall deliver to the e-Marine Shareholders certificates representing the Exchange Shares, issued in such names and in such amounts as set forth in Exhibit A hereof.

SECTION 1.02. Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement (the “Transactions”) shall take place on the Effective Date (as defined below) at such location to be determined by e-Marine and the Parent, commencing upon the satisfaction or waiver of all conditions and obligations of the Parties to consummate the Transactions contemplated hereby, as more fully set forth in Article VI herein (other than conditions and obligations with respect to the actions that the respective Parties will take at Closing) or such other date and time as the Parties may mutually determine (the “Closing Date”). For purposes hereof, the effective date of the Closing (the “Effective Date”) shall be at the time of satisfaction, in full, of the conditions set forth in Article VI.

ARTICLE II

Representations and Warranties of the e-Marine Shareholders

Each of the e-Marine Shareholders hereby represents and warrants to the Parent, severally and not jointly, as follows:

SECTION 2.01. Good Title. The e-Marine Shareholders are the record and beneficial owner of the e-Marine Shares, and have good and marketable title thereto, with the right and authority to sell and deliver such e-Marine Shares to Parent as provided herein. Upon registering of the Parent as the acquirer of such e-Marine Shares in its share register, the Parent will receive good title to the e-Marine Shares, free and clear of all liens, security interests, pledges, equities and claims of any kind, voting trusts and other encumbrances (collectively, “Liens”).

SECTION 2.02. Power and Authority. All acts required to be taken by the e-Marine Shareholders in order to enter into this Agreement and to carry out the Transactions as contemplated herein have been properly taken. This Agreement constitutes a legal, valid and binding obligation of the e-Marine Shareholders, enforceable against them in accordance with the terms hereof.

SECTION 2.03. No Conflicts. The execution and delivery of this Agreement by the e-Marine Shareholders, and their performance of the obligations hereunder in accordance with the terms hereof: (i) will not require the consent of any third party or any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (“Governmental Entity”) under any statutes, laws, ordinances, rules, regulations, orders, writs, injunctions, judgments, or decrees (collectively, “Laws”); (ii) will not violate any Laws applicable to the e-Marine Shareholders; and (iii) will not violate or breach any contractual obligation to which they are a party.

SECTION 2.04. No Finder’s Fee. The e-Marine Shareholders have not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the Transactions that the Parent will be responsible for.

SECTION 2.05. Purchase Entirely for Own Account. The Exchange Shares proposed to be acquired by the e-Marine Shareholders hereunder will be acquired for investment purposes, for its own account, and not with a view to the resale or distribution of any part thereof, and the e-Marine Shareholders have no present intention of selling or otherwise distributing the Exchange Shares except in compliance with applicable securities laws.

SECTION 2.06. Available Information. The e-Marine Shareholders have such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Parent.

SECTION 2.07. Non-Registration. The e-Marine Shareholders understand that the Exchange Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the e-Marine Shareholders’ representations as expressed herein.

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SECTION 2.08. Restricted Securities. The e-Marine Shareholders understands that the Exchange Shares are characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the e-Marine Shareholders pursuant hereto, the Exchange Shares would be acquired in a transaction not involving a public offering. The e-Marine Shareholders further acknowledges that if the Exchange Shares is issued to the e-Marine Shareholders in accordance with the provisions of this Agreement, such Exchange Shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom. The e-Marine Shareholders represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

SECTION 2.09. Legends. The e-Marine Shareholders understand that the shares of Exchange Shares will bear the following legend or another legend that is similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

and any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

SECTION 2.10. Accredited Investor. Each of the e-Marine Shareholders is an “accredited investor” within the meaning of Rule 501 under the Securities Act and the e-Marine Shareholder, if an entity, was not organized for the specific purpose of acquiring the Exchange Shares.

SECTION 2.11 E-Marine Shareholders Acknowledgment. The e-Marine Shareholders acknowledges that it has read the representations and warranties of e-Marine set forth in Article III herein and such representations and warranties are, to the best of its, his or her knowledge, true and correct as of the date hereof.

ARTICLE III

Representations and Warranties of e-Marine

E-Marine represents and warrants to the Parent as follows:

SECTION 3.01. Organization, Standing and Power. E-Marine is duly organized, validly existing and in good standing under the laws of South Korea and has the corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on e-Marine, a material adverse effect on the ability of e-Marine to perform its obligations under this Agreement or on the ability of e-Marine to consummate the Transactions (an “e-Marine Material Adverse Effect”). E-Marine is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary, except where the failure to so qualify would not reasonably be expected to have an e-Marine Material Adverse Effect. E-Marine has delivered to the Parent true and complete copies of the organization documents of e-Marine in effect as of the date of this Agreement (the “e-Marine Charter Documents”).

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SECTION 3.02. Capital Structure. E-Marine has 258,286 shares of common stock currently issued and outstanding. Apart from all the e-Marine Shares of the e-Marine Shareholders, no other class of e-Marine Shares and other voting or non-voting securities of e-Marine are issued, reserved for issuance or outstanding. All outstanding shares of e-Marine are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the applicable corporate laws of its state of incorporation, the e-Marine Charter Documents or any Contract (as defined in Section 3.04) to which e-Marine is a party or otherwise bound. There are no bonds, debentures, notes or other indebtedness of e-Marine having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of e-Marine Shares may vote.

SECTION 3.03. Authority; Execution and Delivery; Enforceability. E-Marine has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery by e-Marine this Agreement and the consummation by e-Marine of the Transactions have been duly authorized and approved by the Board of Directors of e-Marine and no other corporate proceedings on the part of e-Marine are necessary to authorize this Agreement and the Transactions. When executed and delivered, this Agreement will be enforceable against e-Marine in accordance with its terms, subject to bankruptcy, insolvency and similar laws of general applicability as to which e-Marine is subject.

SECTION 3.04. No Conflicts; Consents. The execution and delivery by e-Marine of this Agreement does not, and the consummation of the Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of e-Marine under any provision of (i) e-Marine’s Charter Documents, (ii) any material contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a “Contract”) to which e-Marine is a party or by which any of its properties or assets is bound or (iii) any material judgment, order or decree (“Judgment”) or material Law applicable to e-Marine or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have an e-Marine Material Adverse Effect.

SECTION 3.05. Taxes.

(a) E-Marine has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have an e-Marine Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have an e-Marine Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of e-Marine know of no basis for any such claim.

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(b) If applicable, e-Marine has established an adequate reserve reflected on its financial statements for all Taxes payable by e-Marine (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against e-Marine, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have an e-Marine Material Adverse Effect.

(c) For purposes of this Agreement:

“Taxes” includes all forms of taxation, whenever created or imposed, and whether imposed in the country of South Korea or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

“Tax Return” means all federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

SECTION 3.06. Litigation. There is no action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting e-Marine, or any of its properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority whether federal, state, county, local or foreign (“Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in an e-Marine Material Adverse Effect. Neither e-Marine nor any officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

SECTION 3.07. Compliance with Applicable Laws. E-Marine is in compliance with all applicable Laws except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have an e-Marine Material Adverse Effect. This Section 3.07 does not relate to matters with respect to Taxes, which are the subject of Section 3.05.

SECTION 3.08. Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of e-Marine.

SECTION 3.09. Contracts. There are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of e-Marine taken as a whole. E-Marine is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in an e-Marine Material Adverse Effect.

SECTION 3.10. Title to Properties. E-Marine has sufficient title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses. All such assets and properties, other than assets and properties in which e-Marine has leasehold interests, are free and clear of all Liens other than those Liens that, in the aggregate, do not and will not materially interfere with the ability of e-Marine to conduct business as currently conducted.

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SECTION 3.11. Insurance. E-Marine does not hold any insurance policy.

SECTION 3.12. Labor Matters. There are no collective bargaining or other labor union agreements to which e-Marine is a party or by which it is bound. No material labor dispute exists or, to the knowledge of e-Marine, is imminent with respect to any of the employees of e-Marine.

SECTION 3.13. Investment Company. E-Marine is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.14. Disclosure. E-Marine confirms that neither it nor any person acting on its behalf has provided the Parent or its respective agents or counsel with any information that e-Marine believes constitutes material, non-public information, except insofar as the existence and terms of the proposed transactions hereunder may constitute such information and except for information that will be disclosed by the Parent under a current report on Form 8-K filed no later than four (4) business days after the Closing. E-Marine understands and confirms that the Parent will rely on the foregoing representations and covenants in effecting transactions in securities of the Parent. All disclosure provided to the Parent regarding e-Marine, its business and the Transactions, furnished by or on behalf of e-Marine (including e-Marine’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

SECTION 3.15. Absence of Certain Changes or Events. Except in connection with the Transactions, since inception, e-Marine has conducted its business only in the ordinary course, and during such period there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of e-Marine, except changes in the ordinary course of business that have not caused, in the aggregate, an e-Marine Material Adverse Effect;

(b) any damage, destruction or loss, whether or not covered by insurance, that would have an e-Marine Material Adverse Effect;

(c) any waiver or compromise by e-Marine of a valuable right or of a material debt owed to it;

(d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by e-Marine, except in the ordinary course of business and the satisfaction or discharge of which would not have an e-Marine Material Adverse Effect;

(e) any material change to a material Contract by which e-Marine or any of its assets is bound or subject;

(f) any mortgage, pledge, transfer of a security interest in, or lien, created by e-Marine, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair e-Marine’s ownership or use of such property or assets;

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(g) any loans or guarantees made by e-Marine to or for the benefit of its employees, officers or directors, or any e-Marine Shareholders or their immediate families;

(h) any declaration or payment of dividend or distribution of cash or other property to the e-Marine Shareholders or any purchase, redemption or agreements to purchase or redeem any e-Marine Shares;

(i) any issuance of equity securities to any officer or affiliate; or

(j) any arrangement or commitment by e-Marine to do any of the things described in this Section.

SECTION 3.16. Foreign Corrupt Practices. Neither e-Marine, nor, to e-Marine’s knowledge, any officer, agent, employee or other person acting on behalf of e-Marine has, in the course of its actions for, or on behalf of, e-Marine (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

ARTICLE IV

Representations and Warranties of the Parent

The Parent represents and warrants as follows to the e-Marine Shareholders and e-Marine that:

SECTION 4.01. Organization, Standing and Power. The Parent is duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the Parent, a material adverse effect on the ability of the Parent to perform its obligations under this Agreement or on the ability of the Parent to consummate the Transactions (a “Parent Material Adverse Effect”). The Parent is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of its properties make such qualification necessary and where the failure to so qualify would reasonably be expected to have a Parent Material Adverse Effect. The Parent has delivered to e-Marine true and complete copies of the Articles of Incorporation of the Parent, as amended to the date of this Agreement (as so amended, the “Parent Charter”), and the Bylaws of the Parent, as amended to the date of this Agreement (as so amended, the “Parent Bylaws”).

SECTION 4.02. Subsidiaries. The Parent does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any entity.

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SECTION 4.03. Capital Structure. As of June 9, 2017, the authorized share capital of the Parent consists of: (i) Three Hundred Million (300,000,000) shares of common stock with 5,121,689 shares issued and outstanding immediately prior to the execution of this Agreement; and (ii) Ten Million (10,000,000) shares of “blank check” preferred stock authorized, none of which is currently issued and outstanding immediately prior to the execution of this Agreement. As of the Closing Date, Parent will have such number of shares of common stock set forth in Schedule 4.03 issued and outstanding. All outstanding shares of the capital stock of the Parent are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the applicable corporate laws of its state of incorporation, the Parent Charter, the Parent Bylaws or any Contract to which the Parent is a party or otherwise bound. There are no bonds, debentures, notes or other indebtedness of the Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Parent’s capital stock may vote (“Voting Parent Debt”). As of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Parent is a party or by which it is bound (i) obligating the Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Parent or any Voting Parent Debt, (ii) obligating the Parent to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of the Parent. As of the date of this Agreement, there are no outstanding contractual obligations of the Parent to repurchase, redeem or otherwise acquire any shares of capital stock of the Parent. The Parent is not a party to any agreement granting any security holder of the Parent the right to cause the Parent to register shares of the capital stock or other securities of the Parent held by such security holder under the Securities Act. The shareholder list provided to e-Marine is a current shareholder list generated by its stock transfer agent, and such list accurately reflects all of the issued and outstanding shares of the Parent’s common stock as at the Closing.

SECTION 4.04. Authority; Execution and Delivery; Enforceability. The execution and delivery by the Parent of this Agreement and the consummation by the Parent of the Transactions have been duly authorized and approved by the Board of Directors of the Parent and no other corporate proceedings on the part of the Parent are necessary to authorize this Agreement and the Transactions. This Agreement constitutes a legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with the terms hereof.

SECTION 4.05. No Conflicts; Consents.

(a) The execution and delivery by the Parent of this Agreement, does not, and the consummation of Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of the Parent under, any provision of (i) the Parent Charter or Parent Bylaws, (ii) any material Contract to which the Parent is a party or by which any of its properties or assets is bound, other than those that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b) No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to the Parent in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than the (A) filing with the SEC of reports under Sections 13 and 16 of the Securities Exchange Act of 1934 (the “Exchange Act”), and (B) filings under state “blue sky” laws, as each may be required in connection with this Agreement and the Transactions.

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SECTION 4.06. Undisclosed Liabilities. As of the date hereof, all liabilities of the Parent have been paid off and/or settled in full, and shall in no event remain liabilities of the Parent, e-Marine or the e-Marine Shareholders following the Closing.

SECTION 4.07. Taxes.

(a) The Parent has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file, any delinquency in filing or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, has been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b) There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Parent. The Parent is not bound by any agreement with respect to Taxes.

SECTION 4.08. ERISA Compliance; Excess Parachute Payments. The Parent does not, and since its inception never has, maintained, or contributed to any “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) or any other Parent Benefit Plan for the benefit of any current or former employees, consultants, officers or directors of Parent.

SECTION 4.09. Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Parent Material Adverse Effect. Neither the Parent nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, nor does the Parent have any reason to believe that it or any of its officers or directors will be the subject of any Action involving a claim or violation of or liability under federal or state securities laws.

SECTION 4.10. Compliance with Applicable Laws. The Parent is in compliance with all applicable Laws, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. The Parent has not received any written communication during the past two years from a Governmental Entity that alleges that the Parent is not in compliance in any material respect with any applicable Law. The Parent is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Parent Material Adverse Effect.

SECTION 4.11. Contracts. There are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Parent taken as a whole. The Parent is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

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SECTION 4.12. Suspension of Registration Statement. There are no orders suspending the effectiveness of any registration statement filed by the Parent under the Securities Act or the Exchange Act and, to the Parent’s knowledge, no proceedings for that purpose have been initiated or threatened by the Securities and Exchange Commission.

SECTION 4.13. Bankruptcy. The Parent is not and has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor is it or has it been a party to any material litigation or, within the past two years, the subject of any threat of material litigation. For purposes hereof, litigation shall be deemed “material” if the amount at issue exceeds the lesser of $10,000 per matter or $25,000 in the aggregate.

SECTION 4.14. Transactions With Affiliates and Employees. None of the officers or directors of the Parent and, to the knowledge of the Parent, none of the employees of the Parent is presently a party to any transaction with the Parent or any subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Parent, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

SECTION 4.15. Application of Takeover Protections. The Parent has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Parent’s charter documents or the laws of its state of incorporation that is or could become applicable to the e-Marine Shareholders as a result of the e-Marine Shareholders and the Parent fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, the issuance of the Exchange Shares and the e-Marine Shareholders’ ownership of the Exchange Shares.

SECTION 4.16. No Additional Agreements. The Parent does not have any agreement or understanding with the e-Marine Shareholders with respect to the Transactions other than as specified in this Agreement.

SECTION 4.17. Investment Company. The Parent is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 4.18. Disclosure. The Parent confirms that neither it nor any person acting on its behalf has provided any e-Marine Shareholders or its agents or counsel with any information that the Parent believes constitutes material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information and except for information that will be disclosed by the Parent under a current report on Form 8-K filed after the Closing. All disclosure provided to the e-Marine Shareholders regarding the Parent, its business and the transactions contemplated hereby, furnished by or on behalf of the Parent (including the Parent’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading

SECTION 4.19. Listing and Maintenance Requirements. The Parent is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of its shares of common stock on the trading market on which such shares are currently listed or quoted. The issuance and sale of the shares of the Exchanges Securities under this Agreement does not contravene the rules and regulations of the trading market on which the Parent’s securities are currently listed or quoted, and all approvals of the shareholders of the Parent, as required for the Parent to issue and deliver to the e-Marine Shareholders the Exchange Shares contemplated by this Agreement, have been obtained.

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ARTICLE V

Deliveries

SECTION 5.01. Deliveries of the e-Marine Shareholders.

(a) Concurrently herewith, the e-Marine Shareholders shall deliver to the Parent an executed version of this Agreement, which shall constitute a duly executed share transfer power for transfer by the E-Marine Shareholders of its e-Marine Shares to the Parent.

(b) At or prior to the Closing, the e-Marine Shareholders shall deliver to the Parent certificates representing its e-Marine Shares along with duly executed stock powers for transfer of the e-Marine Shares to the Parent.

(c) At or prior to the Closing, the e-Marine Shareholders shall deliver to the Parent duly executed versions of the Lock-Up Agreement, in substantially the form attached as Exhibit B hereof.

SECTION 5.02. Deliveries of the Parent.

(a) Concurrently herewith, the Parent shall deliver to the e-Marine Shareholders and to e-Marine, a copy of this Agreement executed by the Parent.

(b) At or prior to the Closing, the Parent shall deliver to e-Marine:

(i) a certificate from the Parent, signed by its Secretary or Assistant Secretary certifying that the attached copies of the Parent Charter, Parent Bylaws and resolutions of the Board of Directors of the Parent approving this Agreement and the transactions contemplated hereunder, are all true, complete and correct and remain in full force and effect;

(ii) true and accurate copies of all subscription agreements or other documents pursuant to which the Parent has issued shares of its common stock or other securities;

(iii) the Parent’s CIK and CCC codes for the Securities and Exchange Commission’s (“SEC”) Edgar filing system;

(iv) a list of the Parent’s shareholders immediately prior to Closing Date and the Parent’s entire corporate books and records;

(v) a letter of resignation from Seong Sam Cho from all offices and directorships that he holds with the Parent, indicating that such resignation shall be effective upon Closing;

(vi) evidence that JJ Unggyu Kim was appointed to serve as Parent’s Chief Executive Officer, Chief Financial Officer and director, effective upon the Closing;

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(vii) such pay-off letters, releases, indemnifications, debt exchange agreements or other documentation confirming that all liabilities of the Parent have been settled in full, as e-Marine shall require and such documentation shall be in form and substance satisfactory to e-Marine; and

(viii) if requested, the results of UCC, judgment lien and tax lien searches with respect to the Parent, the results of which indicate no liens on the assets of the Parent.

(c) Promptly following the Closing, the Parent shall deliver to the e-Marine Shareholders, certificates representing the Exchange Shares to the e-Marine Shareholders.

(d) Within thirty (30) days following the Closing, the Parent shall provide to the e-Marine Shareholders documentary evidence that true, complete and accurate Tax Returns, as listed in Schedule 4.07 hereof, have been filed, and that all amounts owed thereunder, if any, shall be paid in full.

SECTION 5.03. Deliveries of e-Marine.

(a) Concurrently herewith, e-Marine is delivering to the Parent this Agreement duly executed by e-Marine.

(b) At or prior to the Closing, e-Marine shall deliver to the Parent a certificate from e-Marine, signed by its Secretary or Assistant Secretary certifying that the attached copies of e-Marine’s Charter Documents and resolutions of the e-Marine Shareholders of e-Marine approving this Agreement and the Transactions, are all true, complete and correct and remain in full force and effect.

(c) At or prior to the Closing, e-Marine shall deliver to the Parent audited financial statements of e-Marine for the fiscal year ended 2016 and 2015, and the three (3) month ending March 31, 2017, in such form as required by the Parent.

ARTICLE VI

Conditions to Closing

SECTION 6.01. E-Marine Shareholders and e-Marine Conditions Precedent. The obligations of the e-Marine Shareholders and e-Marine to enter into and complete the Closing is subject, at the option of the e-Marine Shareholders and e-Marine, to the fulfillment on or prior to the Closing Date of the following conditions.

(a) Representations and Covenants. The representations and warranties of the Parent contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Parent shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Parent on or prior to the Closing Date.

(b) Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion of e-Marine or the e-Marine Shareholders, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Parent or e-Marine.

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(c) No Material Adverse Change. There shall not have been any occurrence, event, incident, action, failure to act, or transaction since the date as first set forth above which has had or is reasonably likely to cause a Parent Material Adverse Effect.

(d) Post-Closing Capitalization. At, and immediately after, the Closing, the authorized capitalization, and the number of issued and outstanding shares of capital stock of the Parent, on a fully-diluted basis, shall be as described in Schedule 4.03.

(e) Deliveries. The deliveries specified in Section 5.02 shall have been made by the Parent.

(f) Reverse Split. The Parent shall have completed a reverse split of its common stock, resulting in the Parent having such shares of common stock as set forth in Schedule 4.03 issued and outstanding.

(g) No Suspensions of Trading; Listing. Trading in the Parent’s securities shall not have been suspended by the SEC or any trading market (except for any suspensions of trading of not more than one trading day solely to permit dissemination of material information regarding the Parent) at any time since the date of execution of this Agreement, and the Parent securities shall have been at all times since such date listed for trading on a trading market.

(h) Satisfactory Completion of Due Diligence. E-Marine and the e-Marine Shareholders shall have completed their legal, accounting and business due diligence of the Parent and the results thereof shall be satisfactory to e-Marine and the e-Marine Shareholders in their sole and absolute discretion.

SECTION 6.02. Parent Conditions Precedent. The obligations of the Parent to enter into and complete the Closing are subject, at the option of the Parent, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Parent in writing.

(a) Representations and Covenants. The representations and warranties of the e-Marine Shareholders and e-Marine contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The e-Marine Shareholders and e-Marine shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the E-Marine Shareholders and e-Marine on or prior to the Closing Date.

(b) Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion of the Parent, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of e-Marine.

(c) No Material Adverse Change. There shall not have been any occurrence, event, incident, action, failure to act, or transaction since inception which has had or is reasonably likely to cause an e-Marine Material Adverse Effect.

(d) Deliveries. The deliveries specified in Section 5.01 and Section 5.03 shall have been made by the e-Marine Shareholders and e-Marine, respectively.

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(e) Post-Closing Capitalization. At, and immediately after, the Closing, the authorized capitalization, and the number of issued and outstanding shares of e-Marine, on a fully-diluted basis, shall be described in Section 3.02.

(f) Satisfactory Completion of Due Diligence. The Parent shall have completed their legal, accounting and business due diligence of e-Marine and the results thereof shall be satisfactory to the Parent in its sole and absolute discretion.

ARTICLE VII

Covenants

SECTION 7.01. Anti-Dilution. Notwithstanding any other provision of this Agreement, if, within six (6) months after the Closing Date, if the Parent shall issue additional shares of common stock, or other securities exchangeable for, convertible into, or exercisable for shares of its common stock, for a consideration per share, or with an exercise or conversion price per share, less than $0.50 per share (the “Lower Price”), the e-Marine Shareholders shall be entitled to promptly receive from the Parent (for no additional consideration), additional shares of the Parent’s common stock (the “Common Stock”) in an amount such that, when added to the number of shares of Common Stock received by the e-Marine Shareholders under this Agreement, will equal the number of shares of Common Stock that the e-Marine Shareholders would have been entitled to receive based on the Lower Price.

SECTION 7.02. Name Change. Immediately after the Closing Date, the Parent shall file a Certificate of Amendment changing the name of the Parent to such name as specified by e-Marine.

SECTION 7.03. Registration Statement. Promptly after the Closing Date, but no later than sixty (60) calendar days from the Closing Date, the Parent shall file a registration statement with the SEC (the “Registration Statement”) seeking to register the Exchange Shares. Parent shall use its commercially reasonable efforts to ensure that such Registration Statement is declared effective within one hundred eighty (180) calendar days from the filing thereof.

SECTION 7.04. Public Announcements. The Parent and e-Marine will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press releases or other public statements with respect to the Agreement and the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchanges.

SECTION 7.05. Fees and Expenses. All fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees or expenses, whether or not this Agreement is consummated, provided that, upon Closing no payments will be due to any party in connection with the preparation and execution of this Agreement.

SECTION 7.06. Continued Efforts. Each Party shall use commercially reasonable efforts to (a) take all action reasonably necessary to consummate the Transactions, and (b) take such steps and do such acts as may be necessary to keep all of its representations and warranties true and correct as of the Closing Date with the same effect as if the same had been made, and this Agreement had been dated, as of the Closing Date.

SECTION 7.07. Exclusivity. Each of the Parent and e-Marine shall not (and shall not cause or permit any of their affiliates to) engage in any discussions or negotiations with any person or take any action that would be inconsistent with the Transactions and that has the effect of avoiding the Closing contemplated hereby. Each of the Parent and e-Marine shall notify each other immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

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SECTION 7.08. Filing of 8-K and Press Release. The Parent shall file, no later than four (4) business days of the Closing Date, a current report on Form 8-K and attach as exhibits all relevant agreements with the SEC disclosing the terms of this Agreement and other requisite disclosure regarding the Transactions.

SECTION 7.09. Access. Each Party shall permit representatives of any other Party to have full access to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to such Party.

SECTION 7.10. Preservation of Business. From the date of this Agreement until the Closing Date, e-Marine and the Parent shall operate only in the ordinary and usual course of business consistent with their respective past practices (provided, however, that Parent shall not issue any securities without the prior written consent of e-Marine), and shall use reasonable commercial efforts to (a) preserve intact their respective business organizations, (b) preserve the good will and advantageous relationships with customers, suppliers, independent contractors, employees and other persons material to the operation of their respective businesses, and (c) not permit any action or omission that would cause any of their respective representations or warranties contained herein to become inaccurate or any of their respective covenants to be breached in any material respect.

ARTICLE VIII

Miscellaneous

SECTION 8.01. Indemnification. Each Party hereby agrees to indemnify and hold harmless the other party, its officers, directors, employees and agents against any and all losses, claims, expenses, damages or liabilities, jointly and severally, to which any of them may become subject or which they may incur, including all reasonable attorney’s fees and costs, to the fullest extent lawful, and all costs and expenses arising out of or in connection with any suit, action, or claim, arising out of the breach of their respective duties and responsibilities under this Agreement, or resulting from any breach of any representations or warranties under this Agreement with respect to their business, operations or assets.

SECTION 8.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Parent, to:

Pollex, Inc.

2005 De La Cruz Blvd. Suite 142

Santa Clara, CA 95050

Attn: Seong Sam Cho

If to e-Marine, to:

e-Marine Co., Ltd.

#601-901, 158 Seongbok2-Ro, Suji-Gu Yongin

Gyeonggi-Do, 61809, South Korea

Attn: Chairman

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If to the e-Marine Shareholders, to the address set forth opposite such e-Marine Shareholders’ name on the signature page hereto

SECTION 8.03. Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by e-Marine, Parent and the e-Marine Shareholders. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

SECTION 8.04. Replacement of Securities. If any certificate or instrument evidencing any Exchange Security is mutilated, lost, stolen or destroyed, the Parent shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefore, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Parent of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Exchange Security. If a replacement certificate or instrument evidencing any Exchange Shares is requested due to a mutilation thereof, the Parent may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

SECTION 8.05. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the e-Marine Shareholders, Parent and e-Marine will be entitled to specific performance under this Agreement. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

SECTION 8.06. Limitation of Liability. Notwithstanding anything herein to the contrary, each of the Parent and e-Marine acknowledge and agree that the liability of the e-Marine Shareholders arising directly or indirectly, under any transaction document of any and every nature whatsoever shall be satisfied solely out of the assets of the e-Marine Shareholders, and that no trustee, officer, other investment vehicle or any other affiliate of the e-Marine Shareholders or any investor, e-Marine Shareholders or holder of shares of beneficial interest of the e-Marine Shareholders shall be personally liable for any liabilities of the e-Marine Shareholders.

SECTION 8.07. Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

SECTION 8.08. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Transactions contemplated hereby are fulfilled to the extent possible.

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SECTION 8.09. Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

SECTION 8.10. Entire Agreement; Third Party Beneficiaries. This Agreement, (a) constitutes the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the Transactions and (b) is not intended to confer upon any person other than the Parties any rights or remedies.

SECTION 8.11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to principles of conflicts of laws. Any action or proceeding brought for the purpose of enforcement of any term or provision of this Agreement shall be brought only in the Federal or state courts sitting in the State of New York and the parties hereby waive any and all rights to trial by jury.

SECTION 8.12. Assignment. Neither this Agreement nor any of the rights, e-Marine Shares or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Share Exchange Agreement as of the date first above written.

The Parent:

POLLEX, INC.

By:	/s/ Seong Sam Cho
Name:	Seong Sam Cho
Title:	President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman

[E-Marine and e-Marine Shareholders Signature Pages Follow]

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e-Marine:

E-MARINE CO., LTD

By:	/s/ Ung Gyu Kim
Name:	Ung Gyu Kim
Title:	President and Chief Executive Officer

[e-Marine Shareholders Signature Page Follows]

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The E-Marine Shareholders:

/s/ U. G. Kim
U. G. Kim

/s/ D.S. Jung
D. S. Jung

/s/ GMT
GMT
By:
Title:

/s/ JASON
JASON
By:
Title:

/s/ K. S. Lee
K. S. Lee

/s/ S. Cho
S. Cho

/s/ H.S. Kim
H. S. Kim

/s/ N.S. Park
N. S. Park

/s/ S.H. Yang
S. H. Yang

/s/ M.S. Park
M. S. Park

/s/ S.Y. Park
S. Y. Park

/s/ S.C. Kook
S. C. Kook

/s/ J.H. Lee
J. H. Lee

/s/ J.S. No
J. S. No

[Signature Page to Share Exchange Agreement]

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/s/ H.J. Sim
H. J. Sim

/s/ Aery Seon
Aery Seon

/s/ J.T. Jang
J. T. Jang

/s/ K.J. Jeong
K. J. Jeong

/s/ J.W. Yang
J. W. Yang

/s/ G.Y. Nam
G. Y. Nam

/s/ G.C. Lee
G. C. Lee

/s/ T.M. Kim
T. M. Kim

/s/ S.W. Hong
S. W. Hong

/s/ S.B. Shim
S. B. Shim

/s/ J.M. Seo
J. M. Seo

/s/ N.H. Kang
N. H. Kang

/s/ M.Y. Song
M. Y. Song

/s/ J.Y. Kim
J. Y. Kim

/s/ G.H. Lee
G. H. Lee

/s/ S.H. Kim
S. H. Kim

/s/ H.S. Jung
H. S. Jung

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SCHEDULE 4.03

Capitalization

Capitalization following closing of the Offering at:		$0.50

Issued and Outstanding	20,500,000	shares
$2,250,000	Common Stock	%
Issued in the Offering	4,500,000	21.95%
Pubco Float	1,025,000	5.00%
E-Marine Shareholders	14,975,000.00	73.05%
Total	20,500,000	100.00%

	Warrants	%
2.25 Warrants per Share
Investor Warrants*	10,125,000	91.01%
Consultants**	1,000,000	8.99%
Total	11,125,000	100.00%

*Exercise Price	$0.60
**Exercise Price	$0.10

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SCHEDULE 4.07

Tax Returns

23

EXHIBIT A

e-Marine Shareholders

No.	Shareholders	Shares
1	Ung Gyu Kim	4,359,802
2	Dae Sun Jung	2,582,021
3	GMT	1,742,254
4	Jason	1,363,953
5	Da Young Lee	1,435,908
6	Sang Cho	145,187
7	Hwa Soo Kim	1,574,475
8	Nam Sun Park	76,949
9	Seung Ho Yang	58,075
10	Min Sik Park	58,075
11	So Yeon Park	58,075
12	Se Chan Kook	58,075
13	Ju Hwan Lee	58,075
14	Jung Soo No	46,460
15	Hyun Ju Shim	29,037
16	Yongseuk Suh	585,223
17	Kyung Jae Jeong	232,300
18	Jae Won Yang	58,075
19	Gi Young Nam	34,845
20	Gyu Cho Lee	116,150
21	Tae Min Kim	58,075
22	Seung Wan Hong	3,484
23	Sung Bo Shim	2,903
24	Jeong Min Seo	58,075
25	Nak Hwoun Kang	58,075
26	Mok Young Song	29,037
27	Jin Yeong Kim	29,037
28	Gi Hwang Lee	29,037
29	Soo Hyeon Kim	29,037
30	Hui Sok Jung	5,226
Total		14,975,000

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EXIHBIT B

Form of Lock-Up Agreement

(see attached)

25

LOCK-UP AGREEMENT

July __, 2017

Ladies and Gentlemen:

The undersigned is a current or former director, executive officer or beneficial owner of shares of capital stock, or securities convertible into or exercisable or exchangeable for the capital stock of Pollex, Inc., a Nevada corporation (the “Company”). The undersigned is party to that certain Share Exchange Agreement (the “Agreement”) with the Company and e-Marine Co., Ltd., a corporation formed under the laws of South Korea (“e-Marine”), pursuant to which the Company will acquire 100% of the issued and outstanding shares of common stock of e-Marine from the shareholders of e-Marine, in consideration for an aggregate of 14,975,000 shares of common stock (the “Pollex Shares”) of the Company (the “Share Exchange”). The undersigned understands that the Company and e-Marine has proceeded with the Share Exchange in reliance on this Lock-up Agreement.

1. Lockup. In consideration of the execution of the Agreement by the Company and e-Marine and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees, that without the Company’s prior written consent (which consent may be withheld in its sole discretion), the undersigned will not, during the period beginning on the date of the Agreement and ending upon the six (6) month anniversary of this Agreement (the “Lockup Period”), (i) offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future), the Pollex Shares (the “Lock-Up Securities”) or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Lock-Up Securities, whether or not any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any Lock-Up Securities.

2. Permitted Transfer. Notwithstanding the foregoing, the undersigned (and any transferee of the undersigned) may transfer any Lock-Up Securities: (i) as a bona fide gift or gifts, provided that prior to such transfer the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) to any trust, partnership, corporation or other entity formed for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that prior to such transfer a duly authorized officer, representative or trustee of such transferee agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or (iv) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order, provided that prior to such transfer the transferee executes an agreement stating that the transferee is receiving and holding any Lock-Up Securities subject to the provisions of this Lock-up Agreement. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

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3. Governing Law. This Lock-up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

4. Miscellaneous. This Lock-up Agreement will become a binding agreement among the undersigned as of the date hereof. This Lock-up Agreement (and the agreements reflected herein) may be terminated by the mutual agreement of the Company and the undersigned, and if not sooner terminated, will terminate upon the expiration date of the Lockup Period. This Lock-up Agreement may be duly executed by facsimile and in any number of counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument. Signature pages from separate identical counterparts may be combined with the same effect as if the parties signing such signature page had signed the same counterpart. This Lock-up Agreement may be modified or waived only by a separate writing signed by each of the parties hereto expressly so modifying or waiving such agreement.

e-Marine Shareholder

By:
Title:

ACKNOWLEDGED AND ACCEPTED:

Pollex, Inc.

By:	Seong Sam Cho
Title:	President, Chief Executive Officer,
Chief Financial Officer, Secretary and Chairman

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